SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2004

MPAC CORPORATION
(Exact name of Registrant as Specified in its Charter)

NEVADA	000-49951	91-2084507
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
1302 Arbutus Street, Vancouver, British Columbia, V6J 3W8 (Address of Principal Administrative Offices) Registrant's Telephone Number, Including Area Code: (604) 736-7481

Item 1. Changes in Control of Registrant

NONE

Item 2. Acquisition or Disposition of Assets

NONE

Item 3. Bankruptcy or Receivership

NONE

Item 4. Changes in Registrant's Certifying Accountants

NONE

Item 5. Other Events and Regulation FD Disclosure

On March 12, 2004, the directors of MPAC Corporation voted to appoint to the board of directors, Dr. Peter Guest of Whistler, B.C. On this same day, Dr. Guest accepted the aforementioned position. Additionally on March 12, 2004 The Board of directors voted to appoint Dr. Peter Guest Chief Executive Officer of the Company. On this same day, Dr. Guest accepted the aforementioned position.

Grant of Incentive Options

On March12, 2004, MPAC's board of directors granted stock options to Dr. Peter Guest, a director of MPAC, Mr. Michael Laidlaw, a director of MPAC, Mr. David Uppal, a director of MPAC, and Mr. Adam Smith, a director of MPAC. Each option is exercisable at $.10 per share and expires March 12, 2009. Dr. Guest's option is for 2,000,000 shares of MPAC's common stock. Mr. Laidlaw's option is for 500,000 shares of MPAC's common stock. Mr. Uppal's option is for 500,000 shares of MPAC's common stock. Mr. Smith's is for 500,000 shares of MPAC's common stock. Each option agreement provides for registration rights on Form S-8 for the shares underlying such options.

Item 6. Resignation of Registrant's Directors

On March 12, MPAC Corporation accepted letters of resignation from the board of directors and as officers of the company from Mr. Paul Uppal . The resignation was offered for personal reasons and not for any disagreement with management of the company or its policies. The resigning director and the company part ways on good terms and with no outstanding issues, and the company expresses its appreciation for the contributions of Mr. Uppal.

Item 7. Financial Statements and Exhibits.

NONE

Item 8. Changes in Fiscal Year

NONE

Item 9. Regulation FD Disclosure

NONE

Item 10. Amendments to Registrant's Code of Ethics, or Waiver of the Provision of the Code of Ethics

NONE

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

NONE

Item 12. Results of Operations and Financial Condition.

NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MPAC CORPORATION
Registrant

By:	/s/ Adam Smith

	Name:	Adam Smith
	Title:	Chief Executive Officer

Dated: March 12, 2004